FOR IMMEDIATE RELEASE

PENDRELL ANNOUNCES REVERSE STOCK SPLIT AND DIVIDEND

Kirkland, WA. December 3, 2017 – On November 30, 2017, Pendrell Corporation filed with the Secretary of State of the State of Washington Articles of Amendment to its Articles of Incorporation, as amended, pursuant to which the Company effected a 1-for-100 reverse stock split of the Company’s outstanding Class A Common Stock and Class B Common Stock, effective as of 5:00 p.m., Pacific time, on November 30, 2017. Additional information regarding the reverse stock split is available on Form 8-K filed by Pendrell Corporation with the Securities and Exchange Commission on December 4, 2017. Also on November 30, 2017, the Board of Directors of Pendrell Corporation declared a dividend to holders of the company’s common stock at $12.32 per share, payable on shares outstanding after the reverse split of the company’s common stock, which was effective November 30, 2017. The dividend will be paid on December 27, 2017 to shareholders of record on December 15, 2017.

Contact:

DJ Allenby
Pendrell Corporation
425-278-7124
dj.allenby@pendrell.com